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                                                                    Exhibit 10.1


                               SOFTLOCK.COM, INC.
                              EMPLOYMENT AGREEMENT



         This AGREEMENT ("Agreement") is made effective as of this 17th day of April, 2000 by and between SoftLock.com, Inc., a Delaware corporation, with principal offices at Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754 (the "Company"), and Scott W. Griffith ("Employee").

         In consideration of the promises and mutual covenants herein set forth, the Company and the Employee agree as follows:

                           ARTICLE I: EMPLOYMENT TERMS

         Section 1.1. EMPLOYMENT AND TERM. The Company hereby employs the Employee, and the Employee accepts such employment, upon the terms and conditions hereinafter set forth, for the period (the "Employment Term") commencing on and as of April 17, 2000 and terminating as provided in Section
2.3 hereof.

         Section 1.2. EMPLOYMENT SERVICES. The Employee shall devote his full working time and effort to promote the business and affairs of the Company and its Affiliates (hereinafter, as such term is defined in Section 2.18 hereof) as necessary in order to enable them to achieve their business objectives. The Employee's principal assignment shall be to serve as Chief Executive Officer of the Company. In this capacity, the Employee shall be responsible for and shall also perform the duties and assignments which are consistent with his responsibilities as Chief




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Executive Officer and/or other duties which may be reasonably assigned to him from time to time by the Board of Directors of the Company. As Chief Executive Officer, the Employee shall possess the senior executive office in the Company and shall have day to day control of the Company's operations subject to the directives of the Board of Directors. In addition, the Board of Directors of the Company will take the steps necessary to elect the Employee to a seat on the Board of Directors to serve during each year of the Employment Term as the Board's Chairman. The Employee agrees that he will serve as a director of the Company and Chairman of the Board of Directors. Nothing in this Section 1.2 shall be deemed to prevent the Employee from:

                  (a) investing his assets in a manner not prohibited by Section
2.6 hereof, and in such form and manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made; or

                  (b) serving on the board of directors of any other company, subject to the prohibitions set forth in Section 2.6 hereof, provided the Board of Directors of the Company shall have approved such service in writing; or

                  (c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

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         Section 1.3.      EMPLOYMENT COMPENSATION.

                  (a) BASE SALARY. For services rendered by the Employee under this Agreement, the Company shall pay the Employee an initial amount in base salary of $250,000 per annum, payable in equal semi-monthly installments (the "Base Salary"). The Base Salary shall be subject to review by the Board of Directors of the Company on or about January 1, 2001, and on or about each January 1 thereafter for so long as this Agreement is in effect or in more frequent intervals as deemed appropriate by the Board of Directors. The parties agree that Employee's Base Salary shall not be fixed below the annual salary of $250,000 for the term of this Agreement.

                  (b) INCENTIVE BONUS COMPENSATION. For services rendered by the Employee under this Agreement, the Company, by action of the Board of Directors, shall establish an executive incentive bonus plan in which the Employee shall participate in recognition of the Employee's contribution to the overall performance of the Company ("Bonus"). In the first year of employment, this Bonus will be based upon the accomplishment of specific objectives to be developed by the Employee within 90 days of the commencement of his employment as Chief Executive Officer and mutually agreed upon by the Board of Directors and the Employee. Thereafter, the Bonus shall be based upon the accomplishment of specific objectives for each subsequent fiscal year as agreed to by the Employee and the Board of Directors. The incentive bonus plan will provide the opportunity for additional cash compensation equivalent to fifty percent (50%) of Employee's Base Salary as then in effect. The parties agree that at or near the midway point of each fiscal year the Employee and the Board of Directors or a Committee thereof shall meet to discuss the Employee's and the Company's performance as they relate to, among other things, achievement of the objectives necessary for the Employee to earn all or any


                                       3


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part of the Bonus for that fiscal year. If it is determined in the judgment of the Board of Directors or a Committee thereof that the Employee is progressing satisfactorily toward achieving the objectives set forth in the Bonus plan for the fiscal year, the parties agree to use good faith efforts to establish a percentage of the Bonus that will be due to the Employee for that fiscal year if the Employee legitimately terminates his employment during the second half of the fiscal year for Good Cause as defined in Section 2.3 (e) of this Agreement. The parties further agree that during the first fiscal year in which this Agreement is in effect, the Bonus amount for which the Employee is eligible shall be calculated upon that portion of the Base Compensation paid to him during the fiscal year. This Bonus is not guaranteed in part or in full, and determination of Employee's accomplishments against these objectives will be at the sole discretion of the Board of Directors except as set forth in paragraph 1.3(b)(i) below. Such Bonus, if any, shall be granted and paid to the Employee within ninety (90) days following the conclusion of each calendar year commencing December 31, 2000, after assessment of the Employee's and Company's performance pursuant to the criteria, terms and conditions of the bonus plan to be established. The amount of any Bonus which the Company may grant to the Employee from time to time shall be in addition to his Base Salary and shall, under no circumstances, be included in the Employee's Base Salary.

                      (i) The parties agree that notwithstanding any other agreement they shall reach concerning the objectives that qualify the Employee for a Bonus, the Bonus requirements will be considered met if a definitive agreement for the sale of the Company is executed by a buyer and the Company within one (1) year of the date Employee begins to serve as the Company's Chief Executive Officer, and the sale in the definitive agreement is closed at


                                       4

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any time, and the price per share for which the Company is sold exceeds $15.00 per share. Notwithstanding any other provision of this Agreement, the parties agree and understand that any Bonus earned under the provisions of this Subsection shall become due and payable to the Employee only if and upon the date there is a closing of the sale set forth in the definitive agreement. If the sale defined in any definitive agreement does not close, then the Employee can earn no Bonus under this Subsection. The parties further agree and understand, however, that nothing in this Subsection shall prevent the Employee from otherwise earning a Bonus under the provisions of Section 1.3(b) above.

                      (ii) For purposes of this Agreement, the term "sale of the Company" means any of the following (whether completed in a single transaction or a series of related transactions): sale of all or substantially all of the Company's assets to an unaffiliated third party or any merger, tender offer, sale, exchange or other transaction where the holders of in the aggregate 67% of the Company's voting control prior thereto own in the aggregate less than 25% thereafter.

                  (c) STOCK OPTIONS. The Employee shall be entitled to participate in the SoftLock.com, Inc. Stock Option Plan ("Option Plan").

                  (d) OPTION TO PURCHASE SHARES. The Company agrees to provide Employee the option to purchase up to 1,164,670 shares of the Company's stock at the agreed strike price of $8.50 per share. The first 20% (232,934) of these options to purchase at the strike price shall vest upon execution of this Agreement by the Employee. The second 20% of the total options to


                                       5

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purchase (232,934) shall vest on the first anniversary of the effective date of this Agreement: (April 17, 2001). The third, fourth and fifth 20% of these options shall vest during the the second, third and fourth years of this Agreement as calculated from the effective date of the Agreement on a monthly basis such that one twelfth (19,411.17) of each 20% (232,934) shall vest at the completion of each full month of calendar service by the Employee as Chief Executive Officer of the Company. No monthly vesting shall occur for fractions of a month of service. The parties further agree that should the Employee's employment be terminated during the first year of this Agreement by the Company pursuant to Section 2.3 (b)(iii) of this Agreement or by the Employee pursuant to Section 2.3 (b)(iv) of this Agreement or because of a sale of the company (as defined in Section 1.3(b)(ii)), vesting of the second 20% of the total options mentioned above shall be accelerated and vesting of this second 20% will occur no later than the last day of the Employee's employment.

                      (i) The parties further agree that the value of Employee's options to purchase shall be protected from dilution for a period of one (1) year from the date of execution of this Agreement. The parties agree that this protection shall be implemented during this one (1) year period using the formula set forth in Appendix A of this Agreement (incorporated herein and made a part hereof by reference) only if an equity offering of more than 10% of the currently fully diluted and outstanding shares is consummated for a price that is more than 20% (I.E., less than $6.80 per share) below the agreed strike price of Employee's option to purchase ($8.50 per share).


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         Section 1.4. BENEFITS. Employee will be offered the opportunity to participate in any health care, disability and life insurance coverage, if any, at the benefit levels and costs offered to the Company's other employees as adjusted from time to time provided the Employee otherwise meets the eligibility requirements of the plan or plans. The Company further agrees to pay the premiums of any other supplemental health coverage maintained by the Employee if necessary to obtain coverage for the services of physicians used by the Employee at the time of execution of this agreement but not otherwise covered by the Company's health plan.

         Section 1.5. WITHHOLDING. The amount of payments to be made by the Company to the Employee are set forth herein prior to the deduction of any taxes or other amounts, and all such payments shall be made by the Company to the Employee under this Agreement net of any tax or other amounts required to be withheld by the Company under applicable law and any other deductions authorized by the Employee in writing.

         Section 1.6. VACATION. The Employee shall be entitled to vacation and holiday plans under the same terms and considerations as they are available to all Company employees, in accordance with Company policy as adjusted from time to time.
                          ARTICLE 2: GENERAL PROVISIONS

         Section 2.1 EXPENSE ACCOUNT AND ALLOWANCE. The Company agrees to reimburse the Employee for all reasonable travel, entertainment and other documented, itemized business expenses incurred by him in connection with the performance of his duties under this Agreement; provided, however, that the amount available for such travel, entertainment, and other business expenses shall be consistent with expense reimbursement policies adopted by the


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Company as in effect at the time of the incurrence of such expenses by the
Employee or as may be fixed in advance by the Company's Board of Directors. The Employee understands that the Company or the Board of Directors by majority vote reserves the rights to disallow an Employee expense and to decline to reimburse any portion or all of an expense it deems unreasonable in it judgment in accordance with company policy.

         Section 2.2. LOCATION. The Employee shall perform services under this Agreement at the Company's principal office. If the Company decides to move its principal office, each party to this Agreement shall exercise good faith efforts to address and, to the extent practicable, accommodate the interests of the other party with respect to the Company's decision to move on the one hand and the Employee's desire at the time of execution of this Agreement to avoid having to relocate to maintain his position on the other. The Employee shall also make himself available to make reasonable business trips at the Company's expense, both within and outside the United States of America, for purposes of consulting with customers, agents, representatives and suppliers of the Company and its Affiliates, as well as with other members of the Company's management.

         Section 2.3       EMPLOYMENT TERM; TERMINATION.

                  (a) The Employment Term shall run indefinitely, unless terminated pursuant to the following provisions of this Section 2.3.


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                  (b) The Employment Term shall terminate (i) at the death or 30 days after the Permanent Disability (as hereinafter defined) of the Employee,
(ii) at the election of the Company, for Cause (as hereinafter defined), (iii) at the election of either the Company or the Employee upon fifteen (15) days' prior written notice to the other, or (iv) at the election of the Employee for Good Cause (as hereinafter defined).

                  (c) "Permanent Disability", for purposes of this Section 2.3, shall mean any physical or mental incapacitation which makes him unable to perform the essential functions of his position with or without reasonable accommodation for a period of 90 consecutive days or longer.

                  (d) "Cause", for purpose of this Section 2.3, shall mean any of the following, as determined by the majority vote of the Board of Directors of the Company: (i) a failure or refusal of the Employee to perform his duties hereunder, insubordination regarding express instructions of the Board of Directors or the Executive Committee thereof, or material breach by the Employee of one or more of the terms of this Agreement; (ii) any substantial dishonesty by the Employee in connection with the performance of his duties hereunder, habitual insobriety or misappropriation of the funds or property of the Company; or (iii) any conviction of, or plea of guilty by, the Employee with respect to any crime, which conviction or plea is likely in the reasonable judgment of the Board of Directors of the Company to adversely affect the Employee's professional reputation, the reputation of the Company or of any other member of the Group or the ability of the Employee to perform his duties satisfactorily hereunder. In the event the Board decides to terminate the Employee for cause for any reason set forth in


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Subsection (i) above, except where a material breach of this agreement involves a breach of Section 2.4 or 2.5 or 2.6 below, the Board agrees to provide the Employee with written notice of the reason the Board believes cause to terminate exists and shall provide the Employee with 30 days to cure or remedy any causes or breaches. If the Employee does not cure and/or remedy each and every cause or breach of which he is notified by the Board to the Board's satisfaction within the specified period, the Board will notify the Employee of its conclusion in writing and thereafter may immediately terminate the employment of the Employee. The Employee agrees that upon notification of his termination for cause, he shall resign from all positions on the Board of Directors within 10 days of the effective date of termination. The parties agree that neither this resignation nor its acceptance shall be considered or construed as an admission against interest or a waiver of any rights or defenses either party may have as a result of the termination of employment or resignation from the Board of Directors.

                  (e) "Good Cause", for purposes of Section 2.3 shall mean the following: a material breach of this Agreement by the Company, a material reduction in duties or responsibilities that results in the Employee no longer performing the duties of Chief Executive Officer of the Company, or a sale of the company (as defined in Section 1.3(b)(ii)) that results in the Employee no longer performing the duties of Chief Executive Officer of the Company. In the event the Employee believes he has Good Cause to terminate this Agreement under this Section 2.3(e), he agrees to provide to the Board of Directors written notice of each reason he believes Good Cause to terminate this Agreement exists and shall provide the Company with 30 days to cure and or remedy each cause or breach. If the Company does not cure or remedy each cause or breach of which it is notified by the Employee to the Employee's reasonable satisfaction


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within the specified period, the Employee will notify the Board of his conclusions in writing and thereafter may immediately terminate his employment with the Company. The Employee agrees that upon termination of his employment with the Company, he shall resign from all positions on the Board of Directors within 10 days of the effective date of termination. The parties agree that neither this resignation nor its acceptance shall be considered or construed as an admission against interest or a waiver of any rights or defenses either party may have as a result of the termination of employment or resignation from the Board of Directors.

                  (f) Each of the parties' rights of termination pursuant to this Section 2.3 shall be in addition to, and shall not affect, his or its rights and remedies under any other provisions of this Agreement or under applicable law, and all such rights and remedies shall survive termination of this Agreement and the employment of the Employee hereunder. Nothing herein shall be deemed to constitute a wavier by the Employee or the Company or the Board of Directors of any rights or defenses he or it may have under applicable law.

                  (g) In the event of termination of employment pursuant to the terms of this Section 2.3, the Employee shall have no right to receive any compensation or fees or benefits or unaccrued options or options to purchase stock for any period subsequent to the date of termination as established by the Board of Directors; provided that:

                      (i) in the event such termination is due to death or Permanent Disability, the Company shall pay the Employee or his estate, as the case may be, a pro rata portion of the Bonus, if any, for the year in which such termination occurs; and


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                      (ii) in the event that such termination is made by the
Company pursuant to Section 2.3(b)(iii) hereof, or by the Employee the pursuant to Section 2.3(b)(iv), the Company agrees that during the Severance Period (as such term is defined below) it will continue to pay the Employee his then current Base Salary and will provide the Employee continuation of benefits provided under the Company employee benefits programs exclusive of the right to accrue any stock options or options to purchase stock, except that if a termination occurs pursuant to Sections 2.3(b)(iii) or 2.3(b)(iv) of this Agreement in the first year of this Agreement, the second 20% of the options to purchase stock mentioned in Section 1.3(d) shall accelerate as set forth in that Section without further right to accumulate any additional options to purchase stock.

                  (h) "Severance Period", for the purposes of this Section 2.3, shall mean the period commencing on the date of such termination as established by the Board of Directors and ending six (6) months thereafter.

                  (i) The obligations of the Employee pursuant to Sections 2.4 and 2.5 of this Agreement shall survive the termination for any reason of the Employment Term. The obligations of the Employee pursuant to Section 2.6 hereof shall survive the termination of this Agreement.


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         Section 2.4.      CONFIDENTIAL INFORMATION.

                  (a) The Employee hereby agrees to hold and maintain confidential and private all papers, plans, drawings, specifications, methods, processes, techniques, shop practices, formulae, customer lists, personnel and financial data, plans, trade secrets and all proprietary information belonging to the Company or any Affiliate thereof, as well as any and all copies or reproductions thereof regardless of form, of which the Employee may have or acquire knowledge or possession whether prior to, during or after the termination of the Employment Term, and to maintain as confidential and secret any new processes, formulations, designs, devices, research data, machines or compositions of matter of the Company or of any of its Affiliates or of any persons granting rights to the Company or any of its Affiliates revealed to the Employee or discovered, originated, made or conceived by the Employee in connection with the furnishing of employment and consulting services to the Company or any of its Affiliates.

                  (b) The Employee hereby agrees that he shall not at any time, either during or subsequent to the Employment Term, disclose or divulge to any person, other than to the Company's or any of its Affiliates' officers and other employees as required by the Employee's duties under this Agreement and to third parties when required in the ordinary course of business of the Company, any of the information specified in Section 2.4(a) above or any trade or business secrets or any other confidential information belonging to the Company or any of its Affiliates of which the Employee may have or acquire knowledge or possession.

                  (c) Notwithstanding anything to the contrary set forth above, the confidentiality and nondisclosure provisions contained in this Section 2.4 shall not apply to any


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information or data not copyrighted or trade marked or otherwise protected from disclosure or use or reproduction by applicable law, if and when such information or data becomes a matter of public knowledge through no act or omission of the Employee or to any information or data which was already known by the Employee or the other party in question other than as a result of a breach of this Agreement.

                  (d) Immediately upon the Company's request or promptly upon termination for any reason or expiration of this Agreement, the Employee shall deliver to the Company all memoranda, notes, records, reports, photographs, drawings, plans, papers or other documents made or compiled by the Employee in the course of his services to the Company or any of its Affiliates or made available to the Employee during the course of his services to the Company or any of its Affiliates which are in the possession of or under the control of the Employee, and any copies or abstracts thereof regardless of form, whether or not of a secret or confidential nature, and all such memoranda or other documents as well as all copies and reproductions and abstracts thereof regardless of form, shall during and after the termination of the Employment Term, be deemed to be and shall be the property of the Company.

         Section 2.5.      INTELLECTUAL PROPERTY.

                  (a) Any and all inventions, improvements, ideas and innovations, whether or not patentable or copyrightable, which the Employee may invent, discover, originate, make or conceive during his employment with the Company or any of its Affiliates, either solely or jointly with others, and which in any way relate to or are or may be used in connection with the


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business of the Company or any of its Affiliates shall be, to the extent of the
Employee's interest therein, the sole and exclusive property of the Company or such Affiliate and the Employee's interest therein shall be assigned by the Employee to the Company or such Affiliate, as the case may be, or to the Company's or such Affiliate's nominee(s) and the Employee agrees to assign and hereby does assign all such inventories, improvements, ideas and innovations to the Company or its appropriate Affiliate(s). For the purpose of copyright laws, all inventions or works of authorship made by or on behalf of Employee under the terms of this Agreement of whatever kind shall be deemed works made for hire. If the Company or its Affiliate(s) do not desire to copyright or patent any invention but should desire to keep the invention secret, Employee agrees to assist the Company or the Affiliate(s) and will not disclose any information without the Company's or the appropriate Affiliate's written consent. The Employee, upon the request and at the expense of the Company, shall and shall use all reasonable efforts to cause any such other person(s) to promptly and fully disclose each and all such discoveries, inventions, improvements, ideas or innovations to the Company, the applicable Affiliate or any nominee(s) thereof. Further, the Employee, upon the request and at the expense of the Company, shall and shall use all reasonable efforts to cause any such other person(s) to, assign to the Company or the applicable Affiliate, without further compensation therefor, all right, title and interest in and to each and all such discoveries, inventions, improvements, ideas or innovations which are reduced to writings, drawings or practice within two (2) years after the termination of the Employment Term.

                  (b) The Employee further agrees to execute at any time, upon the request and at the expense of the Company, for the benefit of the Company, any of its Affiliates or any


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nominee(s) thereof, and all appropriate applications, instruments, assignments and other documents, which the Company shall deem necessary or desirable to protect its (or any of its Affiliate's) entire right, title and interest in and to any of the discoveries, inventions, improvements, ideas and innovations described in Section 2.5(a) hereof.

                  (c) The Employee agrees, upon the request and at the expense of the Company or any person to whom the Company or any of its Affiliates may have granted or grants rights, to execute any and all appropriate applications, assignments, instruments and papers, which the Company shall deem necessary for the procurement in the United States of America and foreign countries of patent and/or copyright protection for the discoveries, inventions, improvements, ideas and innovations to be so assigned, including the executing of new, provisional, continuing and reissue applications, to make all rightful oaths, to testify in any proceeding before any governmental authority authorized to grant or administer patent and/or copyright protection or before any court, and generally to do everything lawfully possible to aid the Company, its Affiliates and its and their successors, assigns and nominees to obtain, enjoy and enforce proper patent and/or copyright protection for the discoveries, inventions, improvements, ideas or innovations conceived or made by him during the course of his services to the Company or any of its Affiliates for a period of two (2) years after the termination of the Employment Term.

         Section 2.6. NONCOMPETITION. The Company and the Employee acknowledge that the Company and its Affiliates conduct business throughout the world and the engagement by the Employee in the Designated Industry (as hereinafter defined) could cause the Company


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irreparable harm. For the period commencing on the date hereof and ending one
(1) year after the termination of the Employment Term (the "Restricted Period"), the Employee shall not (a) except as an officer and director of the Company and its Affiliates, engage in any business the same as or substantially similar to the business then being conducted by the Company or its Affiliates (the "Designated Industry"), whether directly or indirectly, for his own account or as an employee, partner, officer, directors, consultant or holder of more than five percent (5%) of the equity interest in any other person, firm, partnership or corporation, (b) divert to any competitor of the Company or its Affiliates any customer of the Company or its Affiliates, or (c) solicit or encourage any officer, key employee or consultant of the Company or its Affiliates to leave its or their employ for alternative employment in the Designated Industry or otherwise end its or their relationship with the Company, or hire or offer employment to any person employed by the Company within one (1) year preceding the termination of the Employment Term. The Employee will continue to be bound by the terms of this Section 2.6 until their expiration and shall not be entitled to any compensation with respect thereto.

         Section 2.7. SEVERABILITY. The parties agree and acknowledge that the provisions of this Article shall be devisable and separate, so that, if any provision or provisions of this Article are held to be unreasonable, unlawful, or unenforceable, such holdings shall not impair or render invalid the remaining provisions of this Article or this Agreement. If any provision hereof is held to be too broad or unreasonable in duration, scope or character of restriction to be enforced, such provisions shall be modified to the extent necessary so that any provision or portion hereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto expressly authorize any Court of competent jurisdiction to modify and enforce any such


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provision or portion hereof so that any and all provisions or portions hereof shall be enforced by such Court to the fullest extent permitted by law as intended by the parties.

         Section 2.8. EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by the Employee of his obligations under Section 2.4, 2.5 or 2.6 hereof, the Company will suffer immediate and irreparable damage and have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate immediate, temporary and permanent injunctive and equitable relief.

         Section 2.9. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, provided that neither this Agreement nor the rights and obligations of the Company under this Agreement may be assigned by the Company other than to an Affiliate of the Company except for the rights of the Company created by Sections 2.4 or 2.5 and 2.6 above. The Employee may not assign to any other person his rights and/or obligations under this Agreement.

         Section 2.10. AMENDMENT. This Agreement and any term, covenant, condition or other provision hereof may be changed, waived, discharged, or terminated solely by an instrument in writing signed by the parties hereto.


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         Section 2.11. WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any other breach by the Employee.

         Section 2.12. NOTICES. All notices, requests, demands, consents and other communications in connection with this Agreement shall be in writing or by written telecommunication and shall be delivered personally or mailed as follows: be registered or certified mail or by overnight courier, postage prepaid, or sent by written telecommunication as follows:

                  (a)      If to the Company:

                           SoftLock.Com, Inc.
                           Five Clock Tower Place, Suite 440
                           Maynard, Massachusetts 01754
                           Phone: (978) 461-5944


                  (b)      If the Employee:

                           Scott W. Griffith
                           34 Mitchell Grant Way
                           Bedford, Massachusetts 01730

or at such other address as the parties hereto may from time to time designate in writing.

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         Section 2.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         Section 2.14. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof except as excluded in this Section shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by a single independent arbitrator appointed by and in accordance with the rules established by J.A.M.S. Endispute. The arbitration shall be conducted in a mutually agreeable location within 20 miles of the Company's principal location in accordance with the rules of J.A.M.S. Endispute except that the parties agree that any arbitrator selected must be familiar with and apply the Federal Rules of Evidence in any arbitration proceeding conducted pursuant to this Section. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitration process shall be borne equally by the parties hereto regardless of the final outcome, unless and to the extent the arbitrator shall determine that under the circumstances the sharing of all or a part of any such fees and expenses would be unjust. The parties expressly agree and understand that this Arbitration of Disputes


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Article shall not apply to any dispute or action brought to the Company to enforce any right created by or to prevent or remedy any breach by Employee of any one or more of the provisions of Sections 2.4 or 2.5 or 2.6; in these cases, the Company reserves the right to bring an action in any court having jurisdiction over these matters for the purpose of obtaining immediate and complete enforcement of its rights and remedies including without limitation any available immediate, temporary and/or permanent injunctive relief.

         Section 2.15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Company and the Employee relating to the subject matter hereof, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document not made an appendix to this Agreement.

         Section 2.16. HEADINGS, ETC. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 2.17. COUNTERPARTS. This Agreement may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


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

         Section 2.18.     ADDITIONAL DEFINED TERMS.

                  (a) "Affiliate" means any person, corporation or other business entity which directly or indirectly controls, or is controlled by, or is under common control with another person, corporation or business entity.

                  (b) "Subsidiary" means any corporation fifty percent (50%) or more of the capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by another corporation or business entity.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     Accepted and Agreed to:


/s/ Francis J. Knott                                 /s/ Scott W. Griffith
-------------------------------                      --------------------------
Francis J. Knott                                     Scott W. Griffith
Chairman
For:  Softlock.com, Inc. (SEAL)

4/17/00                                              4/17/00
------------                                         ------------
Date                                                 Date


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